EXHIBIT 99.1

PRESS RELEASE

CREATIVE LEARNING CORPORATION

ST. AUGUSTINE, FL

MAY 15, 2017

CREATIVE LEARNING CORPORATION REPORTS THAT IT HAS FILED ITS 2ND QUARTER 10-Q

Creative Learning Corporation announces submission of its 2017 2nd Quarter 10-Q.

Creative Learning Corporation (OTCQX: CLCN)(“CLC” or the “Company”) is pleased to report that its independent auditors, Hancock Askew, have completed their review of the 2nd Quarter of 2017, and that CLCN has filed its Form 10-Q report with the U.S. Securities and Exchange Commission.

The Company’s net loss for the quarter ended March 31, 2017 was approximately $159,000, which was an improvement of $570,000 over the same quarter in the prior year.   Operating expenses decreased by approximately $946,000 due to significant decreases in professional fees and legal settlements of $408,000.  A large portion of the professional fees and legal settlements in the second quarter of 2016 and 2017 were related to issues that resulted from the prior management's decisions. Costs related to these items decreased in the 2nd quarter of 2017 but were partially offset by professional fees related to the proxy contest.   Proxy related costs were approximately $310,000, a significant portion of which were incurred in 2nd Quarter of 2017 which significantly affected the profitability of the company in the period.

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Stockholders who desire to receive copies of CLC press releases directly from the Company should register by emailing the Company at: investorrelations@creativelearningcorp.com.  Inquiries regarding this press release should also be directed to that web address.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will,” “potential,” “projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology.  Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual future results to differ materially from those projected or contemplated in the forward-looking statements.

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